EXHIBIT 23.6
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 The Board of Directors
 JLW Property Consultants Pte Ltd
 9 Raffles Place
 #39-00 Republic Plaza
 Singapore 048619



 Dear Sirs

 JLW Property Consultants Pte Ltd & Its Subsidiary Companies
 Years Ended 31 December 1996 and 31 December 1997
 Independent Auditors' Report


 We consent to the incorporation by reference in the Registration Statement on Form S-3 dated 2 March 1999 of LaSalle Partners incorporated of our report dated 12 March 1998 with respect to consolidated financial statements of JLW Property Consultants Pte Ltd and its subsidiary companies as of 31 December 1997 and 31 December 1996 and the related profit and loss accounts and cash flow statement for each of the three-year period ended 31 December 1997, which report appears in the Proxy Statement on Schedule 14A of LaSalle Partners Incorporated , filed 9 February 1999, and to the reference to our Firm under the heading "Experts" in the Prospectus.



 Yours truly


 /S/ COOPERS & LYBRAND
 Certified Public Accountants


 Singapore, 2 March 1999